Exhibit 99.1

Marvell Technology Group Ltd. Reports Fourth Quarter and Fiscal Year 2017

Financial Results

•	Q4 Revenue: $571 Million

•	Q4 GAAP gross margin of 57.3%; Non-GAAP gross margin of 57.6%

•	Q4 GAAP diluted loss per share from continuing operations of ($0.15); Non-GAAP diluted earnings per share from continuing operations of $0.22

•	Cash and short-term investments: $1.67 Billion

Santa Clara, Calif. (March 2, 2017) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking, and wireless connectivity semiconductor solutions, today reported financial results for the fourth fiscal quarter and the full fiscal year, ended January 28, 2017. Revenues for the fourth quarter of fiscal 2017 were $571 million, which exceeded the midpoint of the Company’s guidance provided on November 17, 2016.

GAAP net loss from continuing operations for the fourth quarter of fiscal 2017 was $77 million, or ($0.15) per share. Non-GAAP net income from continuing operations for the fourth quarter of fiscal 2017 was $114 million, or $0.22 per diluted share. Cash flow from operations for the quarter was $119 million.

Revenue for fiscal year 2017 was $2.3 billion. GAAP net income from continuing operations for the full year was $44 million or $0.09 per diluted share. Non-GAAP net income from continuing operations for the full year was $331 million, or $0.63 per diluted share.

“Marvell delivered another strong performance in Q4’17, which demonstrates our team’s ongoing commitment to the Company’s transformation and the growing power of our business model,” said Matt Murphy, President and Chief Executive Officer. “Our performance also demonstrates the strength of our portfolio in the data storage, network infrastructure and wireless connectivity markets, which are core to our business.”

First Quarter of Fiscal 2018 Financial Outlook

•	Revenue is expected to be $570 million plus or minus 2%, better than normal seasonality.

•	GAAP and Non-GAAP Gross Margins are expected to be approximately 59%.

•	GAAP Operating Expenses are expected to be $250 million to $265 million.

•	Non-GAAP Operating Expenses are expected to be $220 million to $225 million.

•	GAAP Diluted EPS from continuing operations are expected to be in the range of $0.12 to $0.18.

•	Non-GAAP Diluted EPS from continuing operations are expected to be in the range of $0.19 to $0.23.

Discontinued Operations

The Company’s financial results for prior periods presented herein have been recast to reflect certain businesses that were classified as discontinued operations during the fourth quarter of fiscal year 2017.

Conference Call

Marvell will conduct a conference call on Thursday, March 2, 2017 at 1:45 p.m. Pacific Time to discuss results for the fourth quarter and full fiscal year 2017. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 67685468. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until March 10, 2017.

Investor Day

Marvell will hold its 2017 Investor Day at the St. Regis Hotel in New York City on March 10, 2017 from 9:30 a.m. – 12:30 p.m. Eastern Time. The live webcast and presentation materials will be available at www.marvell.com/investors. During the presentation, Marvell’s leadership team will provide an update on the company’s strategy, business and products, and answer questions from attendees.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP diluted net income per share from continuing operations is calculated by dividing Non-GAAP net income from continuing operations by Non-GAAP weighted average shares outstanding (diluted). For purposes of calculating Non-GAAP diluted net income per share, the GAAP weighted average shares outstanding (diluted)

is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as additional proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Marvell believes that the presentation of Non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses Non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing Non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s Non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s Non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the Non-GAAP adjustments described above, and exclusion of these items from Marvell’s Non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations regarding its first quarter of fiscal 2018 financial outlook; and Marvell’s use of Non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: adverse impacts of litigation or regulatory activities; Marvell’s ability to implement its restructuring in a timely manner; the amount and timing of anticipated charges associated with the restructuring; Marvell’s ability to increase its operational efficiency and decrease its operating expenses to the anticipated level; its ability to divest certain non-strategic businesses within the anticipated timeframes and with the anticipated cost savings; actions that may be taken by Marvell as a result of the Audit Committee’s investigation; Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s reliance on the hard disk drive and wireless markets, which are highly cyclical and intensely competitive; costs and liabilities relating to current and future litigation; Marvell’s reliance on a few customers for a significant portion of its revenue; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; uncertainty in the worldwide economic conditions; risks associated with manufacturing and selling a majority of Marvell’s products and Marvell’s customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2016 as filed with the SEC on December 6, 2016, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, network infrastructure, and wireless connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 28, 2017	October 29, 2016	January 30, 2016	January 28, 2017	January 30, 2016
Net revenue	$571,400	$626,092	$602,513	$2,317,674	$2,649,216
Cost of goods sold	243,883	268,313	292,288	1,029,527	1,442,517

Gross profit	327,517	357,779	310,225	1,288,147	1,206,699
Operating expenses:
Research and development	228,669	209,905	225,577	880,050	1,041,922
Selling and marketing	29,154	29,237	29,849	118,311	126,113
General and administrative	80,347	28,754	37,566	181,416	804,071
Amortization and write-off of acquired intangible assets	1,480	2,299	2,300	8,376	10,098

Total operating expenses	339,650	270,195	295,292	1,188,153	1,982,204

Operating income (loss)	(12,133)	87,584	14,933	99,994	(775,505)
Interest and other income, net	3,780	5,470	1,084	17,022	17,685

Income (loss) from continuing operations before income taxes	(8,353)	93,054	16,017	117,016	(757,820)
Provision (benefit) for income taxes	68,524	15,600	(1,156)	73,022	11,335

Income (loss) from continuing operations	(76,877)	77,454	17,173	43,994	(769,155)
Loss from discontinued operations, net of tax	(3,214)	(4,838)	(12,973)	(22,843)	(42,245)

Net income (loss)	$(80,091)	$72,616	$4,200	$21,151	$(811,400)

Net income (loss) per share — Basic:
Continuing operations	$(0.15)	$0.15	$0.03	$0.09	$(1.51)
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.05)	(0.08)

Net income (loss) per share basic	$(0.16)	$0.14	$0.01	$0.04	$(1.59)

Net income (loss) per share — Diluted:
Continuing operations	$(0.15)	$0.15	$0.03	$0.09	$(1.51)
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.05)	(0.08)

Net income (loss) per share diluted	$(0.16)	$0.14	$0.01	$0.04	$(1.59)

Shares used in computing basic earnings (loss) per share	507,834	511,090	506,352	509,738	510,945
Shares used in computing diluted earnings (loss) per share	507,834	522,091	508,590	517,513	510,945

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	January 28, 2017	January 30, 2016
Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,668,360	$2,282,749
Accounts receivable, net	335,384	323,300
Inventories	171,969	200,958
Prepaid expenses and other current assets	58,771	102,560
Current assets held for sale	45,846	45,095

Total current assets	2,280,330	2,954,662
Property and equipment, net	243,397	296,778
Long-term investments	4,615	11,296
Goodwill and acquired intangible assets, net	2,006,984	2,015,360
Other non-current assets	113,324	164,031

Total assets	$4,648,650	$5,442,127

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$143,484	$180,372
Accrued liabilities	283,138	253,691
Carnegie Mellon University accrued litigation settlement	—	736,000
Deferred income	68,124	53,973
Current liabilities held for sale	1,670	1,749

Total current liabilities	496,416	1,225,785
Other non-current liabilities	124,583	76,219

Total liabilities	620,999	1,302,004

Shareholders’ equity:
Common stock	1,012	1,015
Additional paid-in capital	3,016,775	3,028,921
Accumulated other comprehensive income (loss)	23	(795)
Retained earnings	1,009,841	1,110,982

Total shareholders’ equity	4,027,651	4,140,123

Total liabilities and shareholders’ equity	$4,648,650	$5,442,127

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Cash flows from operating activities:
Net income (loss)	$(80,091)	$4,200	$21,151	$(811,400)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,683	22,800	107,851	100,176
Share-based compensation	24,058	32,419	113,970	133,779
Amortization and write-off of acquired intangible assets	1,965	2,947	10,641	12,688
Impairment of long-lived assets and restructuring related charges	50,500	289	52,581	16,032
Other non-cash expense (income), net	(1,013)	7,885	7	13,811
Excess tax benefits from share-based compensation	(27)	1	(37)	(26)
Changes in assets and liabilities:
Accounts receivable	26,811	57,628	(12,084)	97,655
Inventories	18,381	69,544	29,325	90,586
Prepaid expenses and other assets (a)	12,300	(35,245)	9,722	(17,113)
Accounts payable	(38,694)	(62,163)	(28,153)	(105,898)
Accrued liabilities and other non-current liabilities (a)	64,238	(25,933)	(695,497)	720,798
Accrued employee compensation	7,597	(18,702)	18,016	(33,338)
Deferred income	6,138	(2,364)	14,072	(12,398)

Net cash provided by (used in) operating activities	118,846	53,306	(358,435)	205,352
Cash flows from investing activities:
Purchases of available-for-sale securities	(146,046)	(133,215)	(489,856)	(1,056,045)
Sales and maturities of available-for-sale securities	199,217	477,301	856,254	1,303,500
Purchase of time deposits	(75,000)	—	(275,000)	—
Maturities of time deposits	75,000	—	125,000	—
Distribution from (investments in) privately-held companies	(258)	(119)	16	(41)
Purchases of technology licenses	(1,870)	(1,579)	(10,309)	(8,236)
Purchases of property and equipment	(6,786)	(3,894)	(44,510)	(37,255)
Purchase of equipment previously leased	—	—	—	(10,240)
Net proceeds from sale of equipment held for sale	—	—	—	10,007

Net cash provided by investing activities	44,257	338,494	161,595	201,690
Cash flows from financing activities:
Repurchase of common stock (b)	(125,033)	—	(181,564)	(260,875)
Proceeds from employee stock plans	62,383	21,369	74,219	80,717
Minimum tax withholding paid on behalf of employees for net share settlement	(402)	(482)	(16,683)	(24,358)
Dividend payments to shareholders	(30,457)	(30,447)	(122,292)	(122,821)
Payments on technology license obligations	(7,117)	(1,112)	(20,965)	(12,528)
Excess tax benefits from share-based compensation	27	(1)	37	26

Net cash used in financing activities	(100,599)	(10,673)	(267,248)	(339,839)

Net increase (decrease) in cash and cash equivalents	62,504	381,127	(464,088)	67,203

Cash and cash equivalents at beginning of period	751,588	897,053	1,278,180	1,210,977

Cash and cash equivalents at end of period	$814,092	$1,278,180	$814,092	$1,278,180

(a)	The Company agreed to pay a total of $750.0 million to CMU in connection with the settlement agreement that was reached in February 2016. Of this settlement, the Company recognized a charge of $736.0 million in fiscal 2016. The remaining $14.0 million was recorded in prepaid expenses and other assets, to be recognized in cost of goods sold over the remaining term of the license from February 2016 through April 2018. For further detail of the accounting for the settlement, see “Note 13 — Carnegie Mellon University Settlement” in the Notes to the Unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 29, 2016.
(b)	Marvell records all repurchases of common stock consistent with the way it records investment purchases and sales, based on trade date in accordance with U.S. GAAP.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 28, 2017	October 29, 2016	January 30, 2016	January 28, 2017	January 30, 2016
GAAP gross profit from continuing operations:	$327,517	$357,779	$310,225	$1,288,147	$1,206,699
Special items:
Share-based compensation	1,641	2,189	1,826	8,334	7,787
Restructuring and other related charges (a)	—	—	7	—	10,292
Amortization of and write-off acquired intangible assets	—	—	—	—	733
Other cost of good sold (b)	—	—	3,710	—	84,558

Total special items	1,641	2,189	5,543	8,334	103,370

Non-GAAP gross profit	$329,158	$359,968	$315,768	$1,296,481	$1,310,069

GAAP gross margin from continuing operations	57.3%	57.1%	51.5%	55.6%	45.5%

Non-GAAP gross margin	57.6%	57.5%	52.4%	55.9%	49.5%

Total GAAP operating expenses from continuing operations	$339,650	$270,195	$295,292	$1,188,153	$1,982,204
Special items:
Share-based compensation	(20,764)	(23,826)	(28,365)	(96,426)	(118,174)
Restructuring and other related charges (a)	(98,860)	(1,164)	(4,389)	(105,186)	(53,251)
Amortization of and write-off acquired intangible assets	(1,480)	(2,299)	(2,300)	(8,376)	(10,098)
CMU Litigation settlement	—	—	—	—	(654,667)
Other operating expenses (c)	(315)	—	(6,836)	(1,544)	(43,914)

Total special items	(121,419)	(27,289)	(41,890)	(211,532)	(880,104)

Total non-GAAP operating expenses	$218,231	$242,906	$253,402	$976,621	$1,102,100

GAAP net income (loss)	$(80,091)	$72,616	$4,200	$21,151	$(811,400)
Net loss from discontinued operations	3,214	4,838	12,973	22,843	42,245

GAAP net income (loss) from continuing operations	(76,877)	77,454	17,173	43,994	(769,155)
Special items:
Share-based compensation	22,405	26,015	30,191	104,760	125,961
Restructuring and other related charges (a)	98,860	1,164	4,396	105,186	63,543
Amortization of and write-off acquired intangible assets	1,480	2,299	2,300	8,376	10,831
CMU Litigation settlement	—	—	—	—	654,667
Other operating expenses (c)	315	—	10,546	1,544	128,472

Pre-tax total special items	123,060	29,478	47,433	219,866	983,474

Non-GAAP income before income taxes	46,183	106,932	64,606	263,860	214,319
Tax effect of special items (d)	67,989	—	—	66,918	11,511

Non-GAAP net income from continuing operations	$114,172	$106,932	$64,606	$330,778	$225,830

Weighted average shares — basic	507,834	511,090	506,352	509,738	510,945

Weighted average shares — diluted	507,834	522,091	508,590	517,513	510,945

Non-GAAP weighted average shares — diluted	528,141	531,831	518,568	527,197	526,294

GAAP diluted net income (loss) per share from continuing operations	$(0.15)	$0.15	$0.03	$0.09	$(1.51)

Non-GAAP diluted net income per share from continuing operations	$0.22	$0.20	$0.12	$0.63	$0.43

(a)	Restructuring and other related charges include costs that qualify under U.S. GAAP as restructuring costs and other incremental charges that are a direct result of restructuring. Examples of other incremental charges include impairment of equipment specifically identified as part of the restructuring action and the write down of inventories.
(b)	Other COGS include charges recognized for pending and settled litigation proceedings in three and twelve months ended January 30, 2016.
(c)	Other operating expenses in the three and twelve months ended January 30, 2016 include costs of $2.9 million and $11.4 million, respectively, for the surety bonds related to the litigation with CMU, and expenses of $3.9 million and $5.0 million, respectively, related to retention bonuses offered to employees who remained through the ramp down of certain operations due to the restructuring action announced in September 2015. Other operating expenses for the twelve months ended January 30, 2016 include charges recognized for pending and settled litigation proceedings of $12.1 million, and for a payment of $15.4 million due to our former Chief Executive Officer.
(d)	Tax effect of special items in the three and twelve months ended January 28, 2017 include $68.0 million of tax expense related to restructuring actions taken, which was offset in the twelve months ended January 28, 2017 by $1.1 million related tax effect of the payment to our former Chief Executive Officer. For the twelve months ended January 30, 2016, tax effect of special items included $8.4 million of tax expense related to the restructuring actions in fiscal 2016 and $3.1 million related to the payment to our former Chief Executive Officer.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	January 28, 2017	October 29, 2016	July 30, 2016	April 30, 2016
Net revenue	$571,400	$626,092	$600,799	$519,383
Cost of goods sold	243,883	268,313	272,977	244,354

Gross profit	327,517	357,779	327,822	275,029
Operating expenses:
Research and development	228,669	209,905	214,122	227,354
Selling and marketing	29,154	29,237	29,826	30,094
General and administrative	80,347	28,754	36,916	35,399
Amortization and write-off of acquired intangible assets	1,480	2,299	2,299	2,298

Total operating expenses	339,650	270,195	283,163	295,145

Operating income (loss)	(12,133)	87,584	44,659	(20,116)
Interest and other income, net	3,780	5,470	6,284	1,488

Income (loss) from continuing operations before income taxes	(8,353)	93,054	50,943	(18,628)
Provision (benefit) for income taxes	68,524	15,600	(5,745)	(5,357)

Income (loss) from continuing operations	(76,877)	77,454	56,688	(13,271)
Loss from discontinued operations, net of tax	(3,214)	(4,838)	(5,383)	(9,408)

Net income (loss)	$(80,091)	$72,616	$51,305	$(22,679)

Net income (loss) per share — Basic:
Continuing operations	$(0.15)	$0.15	$0.11	$(0.03)
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)

Net income (loss) per share basic	$(0.16)	$0.14	$0.10	$(0.04)

Net income (loss) per share — Diluted:
Continuing operations	$(0.15)	$0.15	$0.11	$(0.03)
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)

Net income (loss) per share diluted	$(0.16)	$0.14	$0.10	$(0.04)

Shares used in computing basic earnings (loss) per share	507,834	511,090	511,235	508,794
Shares used in computing diluted earnings (loss) per share	507,834	522,091	514,314	508,794

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	January 28, 2017	October 29, 2016	July 30, 2016	April 30, 2016
GAAP gross profit from continuing operations:	$327,517	$357,779	$327,822	$275,029
Special items:
Share-based compensation	1,641	2,189	2,720	1,784

Non-GAAP gross profit	$329,158	$359,968	$330,542	$276,813

GAAP gross margin from continuing operations	57.3%	57.1%	54.6%	53.0%

Non-GAAP gross margin	57.6%	57.5%	55.0%	53.3%

Total GAAP operating expenses from continuing operations	$339,650	$270,195	$283,163	$295,145
Special items:
Share-based compensation	(20,764)	(23,826)	(31,440)	(20,396)
Restructuring and other related charges (a)	(98,860)	(1,164)	(721)	(4,441)
Amortization of and write-off acquired intangible assets	(1,480)	(2,299)	(2,299)	(2,298)
Other operating expenses	(315)	—	13	(1,242)

Total special items	(121,419)	(27,289)	(34,447)	(28,377)

Total non-GAAP operating expenses	$218,231	$242,906	$248,716	$266,768

GAAP net income (loss)	$(80,091)	$72,616	$51,305	$(22,679)
Net loss from discontinued operations	3,214	4,838	5,383	9,408

GAAP net income (loss) from continuing operations	(76,877)	77,454	56,688	(13,271)
Special items:
Share-based compensation	22,405	26,015	34,160	22,180
Restructuring and other related charges (a)	98,860	1,164	721	4,441
Amortization of and write-off acquired intangible assets	1,480	2,299	2,299	2,298
Other operating expenses	315	—	(13)	1,242

Pre-tax total special items	123,060	29,478	37,167	30,161

Non-GAAP income before income taxes	46,183	106,932	93,855	16,890
Tax effect of special items (b)	67,989	—	—	(1,071)

Non-GAAP net income from continuing operations	$114,172	$106,932	$93,855	$15,819

Weighted average shares — basic	507,834	511,090	511,235	508,794

Weighted average shares — diluted	507,834	522,091	514,314	508,794

Non-GAAP weighted average shares — diluted	528,141	531,831	526,453	522,363

GAAP diluted net income (loss) per share from continuing operations	$(0.15)	$0.15	$0.11	$(0.03)

Non-GAAP diluted net income per share from continuing operations	$0.22	$0.20	$0.18	$0.03

(a)	Restructuring and other related charges include costs that qualify under U.S. GAAP as restructuring costs and other incremental charges that are a direct result of restructuring. Examples of other incremental charges include impairment of equipment specifically identified as part of the restructuring action.
(b)	Tax effect of special items in the three months ended January 28, 2017 include $68.0 million of tax expense related to restructuring actions taken. Tax effect of special items in the three months ended April 30, 2016 include $1.1 million related tax effect of the payment to our former Chief Executive Officer.